UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Legend Mining Inc.
(Exact name of registrant as specified in its charter)

Nevada	75-3268988
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2-46 DeZhennan Rd., Suite 403, Yuesiu District, Guangzhou, Guangdong Province, China
(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-152830 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act
Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-152830) is incorporated by reference into this registration statement.

Item 2.                      Exhibits.

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws

* Incorporated herein by reference to the exhibits of the same number in Registrant’s Registration Statement on Form S-1 and amendments thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Legend Mining Inc.

Date : November 6, 2009

By :  /s/  Tao Chen
Tao Chen
President, Chief Executive Officer and Director